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             [letterhead of Armstrong, Teasdale, Schlafly & Davis]


                              February 25, 1997



Mississippi Valley Bancshares, Inc.             MVBI Capital Trust
700 Corporate Park Drive                        700 Corporate Park Drive
St. Louis, Missouri 63105                       St. Louis, Missouri 63105

      Re: Registration Statement on Form S-3 of Mississippi Valley Bancshares, Inc. and MVBI Capital Trust (File Nos. 333-22055 and 333-22055-01)

Gentlemen:

      We have acted as counsel to Mississippi Valley Bancshares, Inc., a Missouri corporation (the "Company"), and MVBI Capital Trust, a Delaware statutory business trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and the Trust with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended, preferred securities (the "Preferred Securities") of the Trust, subordinated debentures (the "Subordinated Debentures") of the Company and the guarantee of the Company with respect to the Preferred Securities (the "Guarantee").

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust (the "Certificate of Trust") filed by the Trust with the Secretary of State of the State of Delaware on February 14, 1997; (ii) the Trust Agreement, dated as of February 14, 1997, with respect to the Trust; (iii) the form of the Amended and Restated Trust Agreement with respect to the Trust; (iv) the form of the Preferred Securities of the Trust; (v) the form of Guarantee between the Company and State Street Bank and Trust Company, as trustee; (vi) the form of Subordinated Debentures; and
(vii) the form of the indenture (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In examining documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power,

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Mississippi Valley Bancshares, Inc.
MVBI Capital Trust
February 25, 1997
Page 2

corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (1) and (2) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of the Trust, the Preferred Securities of the Trust, the Guarantee, the Subordinated Debentures and the Indenture, when executed, will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Trust, and others.

      We are members of the bar of the states of Missouri and Illinois, and we express no opinion as to the laws of any other jurisdiction.

      Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that:

      1. After the Indenture has been duly executed and delivered, the Subordinated Debentures, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

      2. The Guarantee, when duly executed and delivered by the parties hereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding at law or in equity.

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Mississippi Valley Bancshares, Inc.
MVBI Capital Trust
February 25, 1997
Page 3

      We hereby consent to the use of our name under the caption "VALIDITY OF SECURITIES" in the Prospectus forming a part of the Registration Statement and to the inclusion of this legal opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    ARMSTRONG, TEASDALE, SCHLAFLY
                                          & DAVIS

                                    /s/ Armstrong, Teasdale, Schlafly
                                          & Davis